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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statements

Registration Number	Description of Registration Statement	Filing Date
33-56735	Registration Statement of Carlisle Companies Incorporated—Form S-3	December 5, 1994
33-56737	Carlisle Companies Incorporated Executive Incentive Program—Form S-8	December 5, 1994
33-28052	Carlisle Companies Incorporated Executive Long-Term Incentive Program—Form S-8	April 20, 1988
333-52411	Carlisle Companies Incorporated Executive Incentive Program—Form S-8	May 12, 1998
333-49742	Carlisle Companies Incorporated Executive Incentive Program—Form S-8	November 13, 2000
333-99261	Carlisle Companies Incorporated Non-Employee Directors Stock Option Plan	September 6, 2002
333-170980	Registration Statement of Carlisle Companies Incorporated—Form S-3	December 6, 2010

of our reports dated February 16, 2011, with respect to the consolidated financial statements and schedule of Carlisle Companies Incorporated, and the effectiveness of internal control over financial reporting of Carlisle Companies Incorporated, included in this Annual Report (Form 10-K) of Carlisle Companies Incorporated for the year ended December 31, 2010:

/s/ Ernst & Young LLP

Charlotte, North Carolina
February 16, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM